UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

SIELOX, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-29423	04-3351937
(Commission File Number)	(I.R.S. Employer Identification No.)

170 East Ninth Avenue
Runnemede, New Jersey 08078
(Address of Principal Executive Offices)

(856) 861-4579

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Sielox, Inc., a Delaware company (the “Company”), announced that Sebastian E. Cassetta has resigned from his positions as President, Chief Executive Officer, and member of the Board of Directors (the “Board”) of the Company, effective January 20, 2009.  Beginning on February 1, 2009, and for the five months through June 30, 2009, Mr. Cassetta will be paid a monthly amount equal to $9,994.62, as a separation payment and as payment for consulting services that he will provide to the Company over this period.  Mr. Cassetta’s decision to resign was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

James Pritchett, 62, was hired as the President and Chief Executive Officer of the Company, as well as appointed to the Company’s Board, effective as of January 20, 2009.  Pursuant to the Employment Agreement between Mr. Pritchett and the Company, dated as of January 1, 2009 (the “Employment Agreement”), the Company agreed to employ Mr. Pritchett as President and Chief Executive Officer for an initial term of thirty-six months, with opportunity for extension.  Mr. Pritchett’s compensation will be $240,000 per annum, with additional incentive-based compensation payments to be paid if earned, as more fully described in the Employment Agreement attached as Exhibit 10-1 to this Form 8-K.

Mr. Pritchett had previously served as the President of Costar Video Systems, LLC, a wholly-owned subsidiary of the Company engaged in the security and surveillance and industrial video business, since June 2006.  Prior to that, he was the President of Video Solutions Technology Center, LLC and a director of Southern Imaging, Inc. from March 2001 until June 2006.  Mr. Pritchett served as an independent business consultant from 1999 until March 2001.  From 1988 until March 1999, Mr. Pritchett was an executive officer of Ultrak, Inc., a publicly-traded company that manufactured and sold products for the security and surveillance and industrial video markets, serving as the Executive Vice-President and Chief Operating Officer from 1988-1997 and as the President and Chief Executive Officer from 1997 until March 1999.

Except as set forth or described in the Employment Agreement and described herein, there are no arrangements or agreements between the Company and Mr. Pritchett.  The employment agreement between Costar Video Systems, LLC and James Pritchett dated as of June 20, 2006, a copy of which is filed as Exhibit 10.30 to the Company’s Annual Report on 10-K/A filed on April 17, 2007 with the Securities and Exchange Commission (“SEC”), was terminated pursuant to the Employment Agreement.

In addition, on January 20, 2009 the Company increased the size of the Board from five to six members and appointed James A. Mitarotonda to fill that vacancy, effective as of that date.  Mr. Mitarotonda previously served as a director and as the Company’s President and Chief Executive Officer.

Mr. Mitarotonda is Chairman, President and Chief Executive Officer of the general partner of Barington Capital Group, L.P. (“Barington”).  Barington and its affiliates, as reported in Amendment No. 9 to the Schedule 13D filed with the SEC on December 16, 2008, beneficially own greater than 15% of the company’s outstanding common stock.  Sebastian E. Cassetta, who, as reported above, resigned from his positions as the Company’s President and Chief Executive Officer and from his position as a member of the Board, is a partner in certain affiliates of Barington.  In addition, Jared L. Landaw, a member of the Board, is Senior Managing Director and General Counsel of Barington.

A copy of the press release regarding these management and Board changes is being furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions – None

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009

SIELOX, INC.

By:

/s/ MELVYN BRUNT

Name:  Melvyn Brunt

Title:  Chief Financial Officer